UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 29, 2016

OncoCyte Corporation
(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue
Suite 102
Alameda, California 94501
(Address of principal executive offices)

(510) 775-0515
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 3.02 below is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On August 29, 2016, OncoCyte Corporation (“OncoCyte”) sold an aggregate of 3,246,153 immediately separable units, with each unit consisting of one share of OncoCyte’s common stock (the “Common Stock”) and one warrant (the “Warrants”) to purchase one share of Common Stock, at a price of $3.25 per unit (collectively, the “Offering”).  The sales were made pursuant to the terms and conditions of one of two forms of Securities Purchase Agreement, each dated August 29, 2016, by and between OncoCyte and each of several institutional and accredited individual investors listed therein (collectively, the “Purchase Agreements”).  The investors include certain existing OncoCyte shareholders, including George Karfunkel, who beneficially owns more than 5% of our outstanding Common Stock.  OncoCyte received gross proceeds of approximately $10.5 million from the Offering.

The Warrants have an exercise price of $3.25 per share of Common Stock, become exercisable on the earlier of November 28, 2016 or the date shareholders approve the issuance of shares of Common Stock upon exercise of the Warrants (the “Shareholder Approval”), and may be exercised for five years from the date they become exercisable.  Any exercise of the Warrants prior to Shareholder Approval may only be “net” settled by cash payment.  OncoCyte has agreed to use its reasonable best efforts to obtain the Shareholder Approval. The Warrants may be exercised on a net basis in certain circumstances, including that the Resale Registration Statement (as defined below) is not effective.

In the Purchase Agreements, OncoCyte agreed to file by October 28, 2016 a resale registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission covering all shares of Common Stock sold to investors and the shares of Common Stock issuable upon exercise of the Warrants, and to cause the Resale Registration Statement to become effective by November 28, 2016.

In connection with sales to investors under one of the Purchase Agreements, OncoCyte has agreed to pay a commission to its placement agent, Cowen and Company, LLC, of $511,000 in cash.

OncoCyte sold the shares to investors without registration under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and Rule 506(b) of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state securities laws for transactions by an issuer not involving any public offering.  All investors were accredited and no form of general solicitation or general advertising was used in connection with the Offering.

The foregoing description of the Purchase Agreements and the Warrants do not purport to be complete and are qualified in their entirety by the full text of such documents, which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report and incorporated by reference into this Item 3.02.  The Purchase Agreements contain terms and conditions, including customary representations, warranties and agreements by OncoCyte, that were made only for purposes of those agreements and as of specific dates, and were made solely for the benefit of the parties to the Purchase Agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 7.01	Regulation FD Disclosure.

On August 29, 2016, OncoCyte issued a press release announcing that it had closed the private placements.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by OncoCyte under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Form of Warrants
10.1	Form of Securities Purchase Agreement
10.2	Alternate form of Securities Purchase Agreement
99.1	Press release dated August 29, 2016 announcing closing of the private placements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: August 29, 2016	By:	/s/William Annett
William Annett
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Form of Warrants
10.1	Form of Securities Purchase Agreement
10.2	Alternate form of Securities Purchase Agreement
99.1	Press release dated August 29, 2016 announcing closing of the private placements